Exhibit 3.2

FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
SUNSTONE HOTEL PARTNERSHIP, LLC

THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of March 11, 2016 of Sunstone Hotel Partnership, LLC (the “Company”), is entered into by Sunstone Hotel Investors, Inc., as Managing Member (the “Managing Member”);

WHEREAS, the Company was formed by the filing of a certificate of formation with the Secretary of State of the State of Delaware on June 29, 2004 by an authorized person of the Company;

WHEREAS, the Limited Liability Company Agreement, dated as of October 26, 2004, was amended and restated in its entirety by that certain First Amended and Restated Limited Liability Company Agreement, dated as of March 17, 2005 (the “First Amended and Restated Agreement”);

WHEREAS, the First Amended and Restated Liability Company Agreement, dated as of March 17, 2005, was amended and restated in its entirety by that certain Second Amended and Restated Limited Liability Company Agreement, dated as of July 8, 2005, as amended (the “Second Amended and Restated Agreement”);

WHEREAS, the Second Amended and Restated Agreement was amended and restated in its entirety by that certain Third Amended and Restated Limited Liability Company Agreement, dated as of April 6, 2011, as amended (the “Third Amended and Restated Agreement”);

WHEREAS, the 8.0% Series A Cumulative Redeemable Preferred Units and the Series C Cumulative Convertible Redeemable Preferred Units described in Article XVII and Article XVIII of the Third Amended and Restated Agreement, respectively, were redeemed in 2013;

WHEREAS, the Board of Directors and a duly authorized committee of the Board of Directors of the Managing Member each approved certain resolutions classifying and designating 4,600,000 shares of Preferred Stock (as defined in the charter of the Managing Member (the “Charter”)) as 6.950% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”);

WHEREAS, the Managing Member filed Articles Supplementary to the Charter (the “Series E Preferred Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland on March 10, 2016, establishing a series of Preferred Stock, designated the Series E Preferred Stock;

WHEREAS, on March 11, 2016, the Managing Member issued 4,600,000 shares of Series E Preferred Stock;

WHEREAS, the Managing Member is the sole Managing Member of the Company and Sun SHP II, LLC is the sole Non-Managing Member of the Company, in each case, as set forth on Exhibit A hereto;

WHEREAS, the Members desire to continue the Company under the Act (as defined below) and to set forth their respective rights and duties relating to the Company on the terms as provided herein;

WHEREAS, the Managing Member, the sole Non-Managing Member and the Company believe it is desirable and in the best interest of the Company to amend and restate this Agreement as set forth herein; and

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Managing Member and the sole Non-Managing Member, hereby amend and restate this Agreement in its entirety as follows:

ARTICLE I
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

“Additional Non-Managing Member” means a Person admitted to the Company as a Non-Managing Member pursuant to Section 4.2 and who is shown as such on the books and records of the Company.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Membership Year (a) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Membership Year.

“Adjusted Net Income” means for each taxable year (or portion thereof) of the Company, an amount equal to the Company’s Net Income or Net Loss for such fiscal year (other than any Net Income or Net Loss or items thereof allocated with respect to such year or other period prior to the allocation of Adjusted Net Income), computed without regard to the items set forth below, provided if the Adjusted Net Income for such fiscal year is a negative number (i.e., a net loss), then the Adjusted Net Income for that fiscal year shall be treated as if it was zero:

(a)           Depreciation; and

(b)           Net gain or loss realized in connection with the actual or hypothetical sale of any or all of the assets of the Company, including but not limited to net gain or loss treated as realized in connection with an adjustment to the Carrying Value of the Company’s assets in accordance with Section 4.4(d).

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 4.4.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (a) in the case of any Contributed Property set forth on Exhibit B  and as of the time of its contribution to the Company, the Agreed Value of such property as set forth on Exhibit B; (b) in the case of any Contributed Property not set forth on Exhibit B and as of the time of its contribution to the Company, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (c) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Fourth Amended and Restated Limited Liability Company Agreement and all Exhibits attached hereto, as the same may be amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Common Units have been transferred but who has not been admitted as a Substituted Non-Managing Member, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, (a) all cash revenues and funds received by the Company from whatever source (excluding the proceeds of any Capital Contribution to the Company pursuant to Section 4.1) plus the amount of any reduction (including, without limitation, a reduction resulting because the Managing Member determines such amounts are no longer necessary) in reserves of the Company, which reserves are referred to in clause (b)(iv) below;

(b)           less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

(i)            all interest, principal and other debt payments made during such period by the Company,

(ii)           all cash expenditures (including capital expenditures) made by the Company during such period,

(iii)          investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii), and

(iv)          the amount of any reserve created or increase in reserves established during such period which the Managing Member determines are necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Company.

“Bankruptcy”, as to any Person, shall be deemed to have occurred when (i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) such Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against such Person, (iii) such Person executes and delivers a general assignment for the benefit of such Person’s creditors, (iv) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of the nature described in clause (ii) above, (v) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Person or for all or any substantial part of such Person’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) is not vacated within 90 days after the expiration of any such stay.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for Federal income tax purposes as of such date.  A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with Federal income tax accounting principles.

“Budget Act” means the Bipartisan Budget Act of 2015 and any Sections of the Code or regulations promulgated thereunder and with respect thereto, each as amended from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Account” means the capital account maintained by the Company for each Member pursuant to Section 4.4.

“Capital Contribution” means, with respect to each Member, the total amount of cash, cash equivalents and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company pursuant to Section 4.1 or 4.2 and which are intended to be treated as a contribution to the Company pursuant to Section 721(a) of the Code.

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property (or in the case of an Adjusted Property, the fair market value of such property at the time of its latest adjustment under Section 4.4(d)) reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property charged to the Members’ Capital Accounts and (b) with respect to any other Company property, the adjusted basis of such property for Federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.4(d), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company Properties, as deemed appropriate by the Managing Member.

“Cash Amount” means an amount of cash per Unit equal to the number of Units offered for redemption by the Redeeming Member (multiplied by the Unit Adjustment Factor) multiplied by the Value of a Common Share on the Valuation Date.

“Certificate” means the Certificate of Formation relating to the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Incorporation of the Managing Member filed in the office of the State Department of Assessments and Taxation of Maryland on June 28, 2004, as amended from time to time in accordance with the terms thereof and the Maryland General Corporation Law, and any successor to such statute.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Share Rights” has the meaning set forth in Section 4.2(e).

“Common Shares” means the shares of common stock, $0.01 par value per share, of the Managing Member.

“Common Units” means the Company’s Common Partnership Units, with the rights, priorities and preferences set forth herein.

“Company” means Sunstone Hotel Partnership, LLC, the limited liability company formed under the Act and any successor thereto.

“Company Property” means such interests in real property and personal property including, without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages and Debt instruments as the Company may hold from time to time.

“Consent” means the consent or approval of a proposed action by a Member given in accordance with Section 14.1.

“Contributed Property” means each property or other asset (but excluding cash and cash equivalents), in such form as may be permitted by the Act contributed or deemed contributed to the Company.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4, such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property for purposes of Section 4.4.

“Current Market Price” of Common Units shall mean the equivalent of the current market price of the Common Shares.  The current market price of the Common Shares or any other class of stock or other security of the Managing Member or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market (“NASDAQ”) or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the- counter market as reported by the National Association of Securities Dealers, Inc. (the “NASD”) or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Managing Member.

“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized and (e) all guarantees and other contingent obligations of such Person with respect to any liabilities or obligations of others that would be Debt of such others under the terms of this definition.

“Depreciation” means, for each fiscal year or other period, an amount equal to the Federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“Effective Date” means October 26, 2004.

“Events of Dissolution” has the meaning set forth in Section 13.1.

“Exchange Act” has the meaning set forth in Section 7.1(a)(2).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“First Amended and Restated Agreement” has the meaning set forth in the Recitals to this Agreement.

“Formation and Structuring Transactions” means the transactions outlined in Exhibit A to the Structuring and Contribution Agreement.

“Holder” means either the Member or an Assignee owing a Membership Unit.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, grandparents, descendants (including adopted children and step-children), nephews, nieces, brothers and sisters.

“Incapacity” or “Incapacitated” means (a) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate, (b) as to any corporation that is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (c) as to any partnership that is a Member, the dissolution and commencement of winding up of the partnership, (d) as to any estate that is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (e) as to any trust that is a Member, the termination of the trust (but not the substitution of a new trustee), or (f) as to any Member, the Bankruptcy of such Member.

“Incentive Plans” means Common Share or Unit incentive plans or other employee benefit plans established by, or for the benefit of the employees of the Managing Member, the Company or any Subsidiary of the Managing Member or the Company, including the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan and the Sunstone Hotel Investors, Inc. Senior Management Incentive Plan.

“Indemnitee” means (a) any Person made a party to a proceeding by reason of his status as (i) the Managing Member (including as a guarantor of any Membership Debt) or (ii) an officer of the Company or a director or officer of the Managing Member, and (b) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time, in its sole and absolute discretion.

“Investors Agreement” means the Investors Agreement dated as of October 26, 2004 by and among the Managing Member, SHI, Sunstone/WB IV, Sunstone/WB MB and WB Hotel.

“IRS” means the Internal Revenue Service.

“Junior Units” means any class or series of Membership Interests, including the Common Units, ranking, as to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, or both, junior to the Series D Preferred Units and the Series E Preferred Units.

“Liquidating Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Company.

“Liquidator” has the meaning set forth in Section 13.2.

“Managing Member” means Sunstone Hotel Investors, Inc., a Maryland corporation, and its successors as a Managing Member of the Company in accordance with the terms of this Agreement.

“Managing Membership Interest” means a Membership Interest held by the Managing Member (including any Membership Interest acquired by the Managing Member pursuant to Section 4.2 hereof) that is a Managing Membership Interest and includes any and all benefits to which the Managing Member may be entitled and all obligations of the Managing Member hereunder.  A Managing Membership Interest may be expressed as a number of Membership Units.  All Membership Units held by the Managing Member shall be deemed to be the Managing Member Interest.

“Member” means individually, the Managing Member or a Non-Managing Member, and “Members” means collectively, the Managing Member and the Non-Managing Members.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Membership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Membership Interest” means an ownership interest in the Company representing a Capital Contribution by either a Non-Managing Member or the Managing Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  There may be one or more classes or series of Membership Interests as provided in Section 4.2 or elsewhere in this Agreement.  A Membership Interest may be expressed as a number of Membership Units.  The Membership Interests represented by the Common Units, the Series D Preferred Units and the Series E Preferred Units are the only Membership Interests and each such type of Unit is a separate class of Membership Interest for all purposes of the Agreement.

“Membership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Membership Minimum Gain, as well as any net increase or decrease in Membership Minimum Gain, for a Membership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Membership Record Date” means the record date established by the Managing Member for the distribution of Available Cash pursuant to Section 5.1, hereof which record date shall be the same as the record date established by the Managing Member for a distribution to its shareholders of some or all of its portion of such distribution, and also means any record date established by the Managing Member in connection with any vote or consent of the Non- Managing Members pursuant to this Agreement.

“Membership Unit” or “Unit” means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2, including Common Units, Series D Preferred Units and Series E Preferred Units.

“Membership Year” means the fiscal year of the Company, which shall be the calendar year.

“Minimum Tax Distribution” means an amount per Membership Unit (other than Preferred Units) for each calendar quarter for each taxable year of the Company equal to the product of (i) the sum of (a) the greater of the highest marginal Federal income tax rate for such taxable year applicable to (x) individuals or (y) large, widely-held corporations and (b) the highest combined marginal state and local income tax rates for such taxable year for the state and city with the highest marginal income tax rates and (ii) the taxable income allocable to each Membership Unit for such calendar quarter as reasonably estimated by the Company.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with Section 4.4.  Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.3 and 6.4, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.  To the extent any Adjusted Net Income has been allocated for a Member Year or other applicable period, the term Net Income for that year or other period shall thereafter refer to the remaining items of Net Income.

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4.  Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.3 and 6.4, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.  To the extent any Adjusted Net Income has been allocated for a Partnership Year or other applicable period, the term Net Loss for that year or other period shall thereafter refer to the remaining items of Net Loss.

“New Securities” has the meaning set forth in Section 4.2(c).

“Non-Managing Member” means any Person named as a Non-Managing Member on Exhibit A, as such Exhibit may be amended from time to time, including any Substituted Non- Managing Member or Additional Non-Managing Member, in such Person’s capacity as a Non- Managing Member in the Company.

“Non-Managing Membership Interest” means a Membership Interest held by a Non- Managing Member representing a fractional part of the Membership Interests of all Non- Managing Members and includes any and all benefits to which such Non-Managing Member may be entitled and all obligations of such Non-Managing Member hereunder.  A Non- Managing Membership Interest may be expressed as a number of Common Units.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.4(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Membership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Non-Restricted Transfer Date” means October 27, 2004 and each anniversary of such date (or the next succeeding Business Day if the anniversary falls on a non-Business Day).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit C.

“Parity Preferred Unit” means any class or series of Membership Interests now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with the Series D Preferred Units and the Series E Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Company or both.

“Percentage Interest” means, as to any Member, its interest in the Company as determined by dividing the Common Units owned by such Member by the total number of Common Units then outstanding and as specified on Exhibit A, as such Exhibit may be amended from time to time.  If the Company issues more than one class or series of Membership Interests, the interest in the Company among the classes or series of Membership Interests shall be determined as set forth in the amendment to this Agreement setting forth the rights and privileges of such additional classes or series of Membership Interest, if any, as contemplated by Section 4.2(c).

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company, estate or other entity.

“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101.3, and any successor regulations thereto.

“Preferred Distribution Shortfall” means, with respect to any Membership Interests that are entitled to any preference in distributions of Available Cash pursuant to this Agreement, the aggregate amount of the required distributions for such outstanding Membership Interests for all prior distribution periods minus the aggregate amount of the distribution made with respect to such outstanding Membership Interests pursuant to this Agreement.

“Preferred Shares” means the shares of Preferred Stock, $0.01 par value per share, of the Managing Member, including the Series D Preferred Shares and the Series E Preferred Shares.

“Preferred Units” means any class or series of Membership Units that is designated as having preferential rights with respect to distributions as provided herein, and includes without limitation the Series D Preferred Units and the Series E Preferred Units.

“Qualified REIT Subsidiary” means any Subsidiary of the Managing Member that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.  As of the date hereof, there are no Qualified REIT Subsidiaries.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Recourse Liabilities” has the meaning set forth in Regulations Section 1.752-1(a)(1).

“Redeeming Member” shall have the meaning as set forth in Section 4.2(e)(1).

“Redemption Right” shall have the meaning as set forth in Section 4.2(e)(1).

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to tune (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Requirements” shall have the meaning set forth in Section 5.1.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.4(b)(1)(i) or 6.4(b)(2)(i) to eliminate Book-Tax Disparities.

“Second Amended and Restated Agreement” has the meaning set forth in the Recitals to this Agreement.

“Securities Act” shall have the meaning set forth in Section 4.2(e)(4).

“Series D Articles Supplementary” means the Articles Supplementary of the Managing Member in connection with its Series D Preferred Shares, as filed with the State Department of Assessments and Taxation of Maryland on April 6, 2011.

“Series D Preferred Shares” means shares of 8.0% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share, of the Managing Member.

“Series D Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 17.2(a).

“Series D Preferred Units” means the Company’s 8.0% Series D Cumulative Redeemable Partnership Units, with the rights, priorities and preferences set forth herein.

“Series D Priority Return” means an amount equal to 8.0% per annum on the stated value of $25.00 per Series D Preferred Unit (equivalent to the fixed annual amount of $2.00 per Series D Preferred Unit), commencing on the date of issuance of such Series D Preferred Unit.  For any partial quarterly period, the amount of Series D Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series E Articles Supplementary” means the Articles Supplementary of the Managing Member in connection with its Series E Preferred Shares, as filed with the State Department of Assessments and Taxation of Maryland on March 11, 2016.

“Series E Preferred Shares” means shares of 6.950% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share, of the Managing Member.

“Series E Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 18.2(a).

“Series E Preferred Units” means the Company’s 6.950% Series E Cumulative Redeemable Partnership Units, with the rights, priorities and preferences set forth herein.

“Series E Priority Return” means an amount equal to 6.950% per annum on the stated value of $25.00 per Series E Preferred Unit (equivalent to the fixed annual amount of $1.7375 per Series E Preferred Unit), commencing on the date of issuance of such Series E Preferred Unit.  For any partial quarterly period, the amount of Series E Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“704(c) Value” of any Contributed Property means the value of such property as set forth on Exhibit B, or if no value is set forth on Exhibit B, the fair market value of such property or other consideration at the time of contribution as determined by the Managing Member using such reasonable method of valuation as it may adopt.  Subject to Section 4.4, the Managing Member shall use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis proportional to its fair market value.

“Shares” means any Common Shares, of any class, and Preferred Shares issued to a Non- Managing Member pursuant to Section 4.2(e).

“Shares Amount” shall mean a number of Common Shares equal to the number of Units offered for redemption by a Redeeming Member, multiplied by the Unit Adjustment Factor.

“SHI” means Sunstone Hotel Investors, L.L.C..

“Specified Redemption Date” means the tenth Business Day after receipt by the Managing Member of a Notice of Redemption.

“Structuring and Contribution Agreement” means the Structuring and Contribution Agreement, dated as of July 2, 2004, by and among the Company, the Managing Member and the other parties thereto.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Non-Managing Member” means a Person who is admitted as a Non- Managing Member to the Company pursuant to Section 11.4.

“Sunstone/WB MB” means Sunstone/WB Manhattan Beach, L.L.C..

“Sunstone/WBIV” means Sunstone/WB Hotel Investors IV, L.L.C..

“Tendered Units” shall have the meaning set forth in Section 4.2(e)(1).

“Third Amended and Restated Agreement” has the meaning set forth in the Recitals to this Agreement.

“Transaction” has the meaning set forth in Section 11.2(c).

“Unit Adjustment Factor” means initially 1.0, unless provided otherwise in an exhibit hereto setting forth rights, preferences and obligations with respect to any specific class or series of Membership Units issued after the date hereof, provided, however, that in the event that the Managing Member (a) declares or pays a dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares, (b) subdivides its outstanding Common Shares, or (c) combines its outstanding Common Shares into a smaller number of Common Shares, the Unit Adjustment Factor, as applicable, shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Common Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination.  Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.  Any adjustment to the Unit Adjustment Factor shall be carried forward to successive adjustments.

“Unrealized Gain” attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.4) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4) as of such date.

“Unrealized Loss” attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4) as of such date, over (b) the fair market value of such property (as determined under Section 4.4) as of such date.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to a Common Share, of any class, the average of the daily market price for the twenty (20) consecutive trading days immediately preceding the Valuation Date.  The market price for each such trading day shall be:  (a) if the Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (b) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Managing Member; or (c) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 20 days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the 20 days prior to the date in question, the Value of the Common Shares shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its judgment, appropriate.  In the event a holder of Common Shares, of any class, would be entitled to receive Common Share Rights, then the Value of such Common Share Rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“WB Hotel” means WB Hotel Investors, L.L.C..

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1                                    Organization and Continuation; Application of Act.

(a)                                 Organization and Continuation of Company.  The Managing Member and the Non-Managing Members do hereby continue the Company as a limited liability company according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act.  The Managing Member is the sole Managing Member and the Non-Managing Members are the sole Non-Managing Members of the Company.

(b)                                 Application of Act.  The Company is a limited liability company subject to the provisions of the Act and the terms and conditions set forth in this Agreement.  Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.  No Member has any interest in any Company Property and the Membership Interests of each Member shall be personal property for all purposes.

Section 2.2                                    Name.  The name of the Company is Sunstone Hotel Partnership, LLC.  The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof.  The words “limited liability company” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Non- Managing Members of such change in the next regular communication to the Non-Managing Members.

Section 2.3                                    Registered Office and Agent; Principal Office.  The address of the registered office of the Company in the State of Delaware is located c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904 and the registered agent for service of process on the Company in the State of Delaware at such registered office is National Registered Agents, Inc.  The principal office of the Company is located at 120 Vantis, Suite 350, Aliso Viejo, California 92656, or such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members.  The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4                                    Term.  The term of the Company shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE III
PURPOSE

Section 3.1                                    Purpose and Business.  The purpose and nature of the business to be conducted by the Company is (a) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that as long as the Managing Member has determined to continue to qualify as a REIT, such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to be classified as a REIT for federal income tax purposes, unless the Managing Member ceases to qualify as a REIT for reasons other than the conduct of the business of the Company, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing which, in each case, is not in breach of this Agreement.

Section 3.2                                    Powers.  The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that as long as the Managing Member has determined to continue to qualify as a REIT, the Company shall not take, or refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing Member to continue to qualify as a REIT, (ii) could subject the Managing Member to any taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member or its securities, unless any such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the Managing Member in writing.

Section 3.3                                    Certain ERISA Matters.  The Managing Member may structure the investments in, relationships with and conduct with respect to Company Properties and any other assets of the Company so that each of the Managing Member and the Company will qualify as a “real estate operating company” (as such term is defined in the Plan Asset Regulation).

ARTICLE IV
CAPITAL CONTRIBUTIONS;
ISSUANCE OF UNITS; CAPITAL ACCOUNTS

Section 4.1                                    Capital Contributions of the Members.

(a)                                 Initial Capital Contributions.  The Members have made the Capital Contributions set forth in Exhibit A to this Agreement as amended from time to time in accordance with the terms hereof.  The Members own Membership Units in the amounts set forth on Exhibit A and have Percentage Interests in the Company as set forth on Exhibit A, which Percentage Interests shall be adjusted on Exhibit A from time to time by the Managing Member to the extent necessary to reflect accurately redemptions, conversions, Capital Contributions, the issuance of additional Membership Units or similar events having an effect on any Percentage Interest.  The ownership of Membership Units may be evidenced by a form of certificate for units designated by the Managing Member; provided, however, that the Managing Member may provide that some or all of any or all classes or series of the Membership Units shall be uncertificated.  Each certificate for Membership Units shall be consecutively numbered or otherwise identified.  Certificates of Membership Units shall be signed by or in the name of the Company by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company or the Managing Member.  Where a certificate is countersigned by a transfer agent, other than the Company or an employee of the Company or the Managing Member, or by a registrar, the signatures of one or more officers of the Company or the Managing Member may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company or the Managing Member with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

(b)                                 Additional Capital Contributions.

(1)                                 No Member shall be assessed or, except as provided for in Section 4.1(b)(2) and except for any such amounts which a Non-Managing Member may be obligated to repay under Section 10.5, be required to contribute additional funds or other property to the Company.  Any additional funds or other property required by the Company, as determined by the Managing Member in its sole discretion, may, at the option of the Managing Member and without an obligation to do so (except as provided for in Section 4.1(b)(2)), be contributed by the Managing Member as additional Capital Contributions.  If and as the Managing Member or any other Member makes additional Capital Contributions to the Company, each such Member shall receive additional Membership Units as provided for in Section 4.2.

(2)                                 Except to the extent provided in Section 7.5 below relating to interests in Company Properties held directly by the Company or through Subsidiaries, the net proceeds of any and all funds raised by or through the Managing Member through the issuance of additional Shares of the Managing Member shall be contributed to the Company as additional Capital Contributions, and in such event the Managing Member shall be issued additional Membership Units pursuant to Section 4.2 below.

(c)                                  Return of Capital Contributions.  Except as otherwise expressly provided herein, the Capital Contribution of each Member will be returned to that Member only in the manner and to the extent provided in Article V and Article XIII hereof, and no Member may withdraw from the Company or otherwise have any right to demand or receive the return of its Capital Contribution to the Company (as such), except as specifically provided herein.  Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash, except as specifically provided herein.  No Member shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members.  Except as specifically provided herein, the Managing Member shall not be liable for the return of any portion of the Capital Contribution of any Non-Managing

Member, and the return of such Capital Contributions shall be made solely from Company assets.

(d)                                 Liability of Members.  No Member shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company, nor shall any Member be personally liable for any obligations of the Company, except as otherwise provided in this Article IV or in the Act.

Section 4.2                                    Issuances of Additional Membership Interests.

(a)                                 Issuance to Other Than the Managing Member.  The Managing Member is hereby authorized to cause the Company to issue such additional Membership Interests in the form of Membership Units for any Company purpose at any time or from time to time, to the Members (other than issuances to the Managing Member, which issuances are governed by Section 4.2(b) and Section 4.2(c)) or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any Non- Managing Members except to the extent provided herein; provided, however, that the Company also may from time to time issue to third parties additional Membership Interests (other than any such issuance to the Managing Member which is governed by Sections 4.2(b) and 4.2(c)) in one or more classes, or one or more series of any of such classes, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions senior to Non-Managing Membership Interests, as may be set forth in an exhibit hereto or other amendment hereof from time to time, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of income, gain, loss, deduction and credit to each such class or series of Membership Interests, (ii) the right of each such class or series of Membership Interests to share in distributions, and (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company.

(b)                                 Issuance to the Managing Member.  The Company also may from time to time issue to the Managing Member additional Membership Units or other Membership Interests in one or more classes, or one or more series of any of such classes, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions senior to Non-Managing Membership Interests, as may be set forth in an exhibit hereto from time to time, all as shall be determined by the Managing Member, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of income, gain, loss, deduction and credit to each such class or series of Membership Interests, (ii) the right of each such class or series of Interests to share in distributions, and (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company; provided, however, that (x) the additional Membership

Interests are issued in connection with an issuance of shares of the Managing Member, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Membership Interests issued to the Managing Member in accordance with this Section 4.2(b), and (y) the Managing Member shall make a Capital Contribution to the Company (1) in an amount equal to the net proceeds raised in connection with the issuance of such shares of the Managing Member in the event such shares are sold for cash or cash equivalents or (2) in the form of the property received in consideration for such shares, in the event such shares are issued in consideration for other property.

(c)                                  Issuance of Additional Common Shares or Preferred Shares.  The Managing Member is explicitly authorized to issue additional Common Shares or Preferred Shares of any class, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares or Preferred Shares of any class (“New Securities”) and in connection therewith, as further provided in Section 4.2(b), (i) the Managing Member shall cause the Company to issue to the Managing Member Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, as may be set forth on an exhibit hereto or other amendment hereto from time to time, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the Managing Member shall contribute the net proceeds from, or the property received in consideration for, the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Company.  In connection with the issuance of Membership Interests which are substantially similar to New Securities, the Managing Member is authorized to modify or amend the distributions or allocations hereunder solely to the extent necessary to give effect to the designations, preferences and other rights pertaining to such Membership Interests.

(d)                                 Issuance Pursuant to Incentive Plans.

(1)                                 Upon the exercise of an option granted by the Managing Member for Common Shares, of any class, the Managing Member shall cause the Company to issue to the Managing Member one Membership Unit for each such Common Share acquired upon such exercise pursuant to the Incentive Plans (or such other number of Membership Units based on the relationship a different class of Common Shares bears to Common Shares), and the Managing Member shall contribute to the Company the net proceeds received upon such exercise (it being understood that the Managing Member may issue Common Shares in connection with the Incentive Plans without receiving a specified amount of proceeds and that the issuance of such Common Shares shall nonetheless entitle the Managing Member to additional Membership Units).

(2)                                 The Managing Member shall cause the Company to issue Membership Units to employees of the Company upon the exercise by any such employees of an option to acquire Membership Units granted by the Company pursuant to the Incentive Plans in accordance with the terms of the Incentive

Plans.  Membership Units so issued shall represent Non-Managing Membership Interests.

(3)                                 The Managing Member shall cause the Company to issue Membership Units to any Subsidiary of the Managing Member or the Company upon the exercise by an employee of such Subsidiary of an option to acquire Membership Units granted by such Subsidiary pursuant to the Incentive Plans, and such Subsidiary shall transfer to the Company the price per Membership Unit required by the Incentive Plans to be paid by Subsidiaries.  Membership Units issued to any such Subsidiary shall represent Non-Managing Membership Interests.

(e)                                  Redemption of Units.

(1)                                 Subject to Section 11.3(d) and the further provisions of this Section 4.2(e), and except as otherwise set forth in an exhibit hereto setting forth rights, preferences and obligations with respect to any particular class or series of Membership Units issued after the date hereof, each Non-Managing Member shall have the right (i) on or after the date twelve (12) months after the Effective Date, with respect to the Membership Units acquired on or contemporaneously with the Effective Date, or (ii) on or after such other date as expressly provided in any agreement entered into between the Company and any Non-Managing Member, including the Structuring and Contribution Agreement, to require the Company to redeem (the “Redemption Right”) on a Specified Redemption Date all or a portion of the Membership Units held by such Non-Managing Member at a redemption price equal to and in the form of the Cash Amount to be paid by the Company.  The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Managing Member) by the Non- Managing Member who is exercising the Redemption Right (the “Redeeming Member”); provided, however, that the Company shall not be obligated to satisfy such Redemption Right if the Managing Member elects to purchase the Membership Units subject to the Notice of Redemption (the “Tendered Units”); provided, further, that in the event the Managing Member issues to all holders of Common Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Common Shares, or any other securities or property (collectively, the “Common Share Rights”) then (except to the extent such rights have already been reflected in an adjustment to the Unit Adjustment Factor as provided in Section 4.2(e)(2) below) the Redeeming Member shall also be entitled to receive such Common Share Rights that a holder of that number of Common Shares would be entitled to receive.  A Non-Managing Member may not exercise the Redemption Right for less than ten thousand (10,000) Membership Units or, if such Non-Managing Member holds less than ten thousand (10,000) Membership Units, all of the Membership Units held by such Non-Managing Member.

(2)                                 Notwithstanding the provisions of Section 4.2(e)(1), a Non-Managing Member that exercises the Redemption Right shall be deemed to have offered to sell the Membership Units described in the Notice of Redemption to the Managing Member, and the Managing Member may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right, and acquire some or all of such Membership Units by paying to the Redeeming Member either the Cash Amount, or the Shares Amount, as elected by the Managing Member (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the Managing Member shall acquire the Membership Units offered for redemption by the Redeeming Member.  If the Managing Member shall elect to exercise its right to purchase Membership Units under this Section 4.2(e)(2) with respect to a Notice of Redemption, it shall so notify the Redeeming Member promptly after the receipt by the Company of such Notice of Redemption.  In the event the Managing Member shall exercise its right to purchase Membership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 4.2(e)(2), the Company shall have no obligation to pay any amount to the Redeeming Member with respect to Redeeming Member’s exercise of Redemption Right, and each of the Redeeming Member, the Company and the Managing Member shall treat the transaction between the Managing Member and the Redeeming Member for federal income tax purposes as a sale of the Redeeming Member’s Membership Units to the Managing Member.

(3)                                 In the event of any change in the Unit Adjustment Factor, the number of Membership Units held by each Member shall be proportionately adjusted by multiplying the number of Membership Units held by such Member immediately prior to the change in the Unit Adjustment Factor by the new Unit Adjustment Factor; the intent of this provision is that one Membership Unit remains equivalent in value to one Common Share without dilution (including any securities for which Shares are exchanged in a transaction contemplated by Section 11.2(c)).  In the event the Managing Member issues any Common Shares in exchange for Membership Units pursuant to this Section 4.2(e), any such Membership Units so acquired by the Managing Member shall immediately thereafter be canceled by the Company and the Company shall issue to the Managing Member new Membership Units pursuant to Section 4.2(c) hereof.  Each Redeeming Member agrees to execute such documents as the Managing Member may reasonably require in connection with the issuance of Common Shares upon exercise of the Redemption Right.

(4)                                 The Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable Common Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the Managing Member, the Securities Act of 1933, as amended (the “Securities Act”), relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Common Shares entered into by the Redeeming Member.  Notwithstanding any delay in such delivery (but subject to Section 4.2(e)(6)), the Redeeming Member shall be deemed the owner of such Common Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the

Specified Redemption Date.  In addition, the Common Shares for which the Membership Units might be exchanged shall also bear a legend which generally provides the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO INDIVIDUAL MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH INDIVIDUAL IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO INDIVIDUAL MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH INDIVIDUAL IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS.  ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION.  IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES.  IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE

THE RESTRICTIONS DESCRIBED ABOVE.  FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO.  ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.  REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

(5)                                 Each Non-Managing Member covenants and agrees with the Managing Member that all Tendered Units shall be delivered to the Managing Member free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the Managing Member shall be under no obligation to acquire the same.  Each Non-Managing Member further agrees that, in the event any state or local property transfer tax is payable solely with respect to its Tendered Units transferred to the Managing Member (or its designee), such Non-Managing Member shall assume and pay such transfer tax.

(6)                                 Notwithstanding the provisions of Section 4.2(e) or any other provision of this Agreement, a Member (i) shall not be entitled to effect a Redemption for cash or an exchange for Common Shares to the extent the ownership or right to acquire Common Shares pursuant to such exchange by such Member on the Specified Redemption Date could cause such Member or any other Person to violate the restrictions on ownership and transfer of Common Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire Common Shares which would otherwise be prohibited under the Charter.  To the extent any attempted redemption or exchange for Common Shares would be in violation of this Section 4.2(e)(6), it shall be null and void ab initio and such Member shall not acquire any rights or economic interest in the cash otherwise payable upon such redemption or the Common Shares otherwise issuable upon such exchange.

(7)                                 Notwithstanding anything herein to the contrary (but subject to Section 4.2(e)(6)), with respect to any redemption or exchange for Common Shares pursuant to this Section 4.2(e):

(i)                                     All Membership Units acquired by the Managing Member pursuant thereto shall automatically, and without further action required, be converted into and deemed to be Managing Member Interests comprised of the same number and class of Membership Units.

(ii)                                  The consummation of any redemption or exchange for Common Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(iii)                               Each Redeeming Member shall continue to own all Membership Units subject to any redemption or exchange for Common Shares, and be treated as a Non-Managing Member with respect to such Membership Units for all purposes of this Agreement, until the Specified Redemption Date.  Until a Specified Redemption Date, the Redeeming Member shall have no rights as a stockholder of the Managing Member with respect to such Redeeming Member’s Membership Units, except as may be provided in the Investors Agreement.

Section 4.3                                    No Preemptive Rights.  Except as specifically provided in this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Company or (b) issuance or sale of any Membership Units.

Section 4.4                                    Capital Accounts of the Members.

(a)                                 General.  The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv).  Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Member to the Company pursuant to this Agreement and (b) all items of income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) hereof and allocated to such Member pursuant to Sections 6.1 through Section 6.3 of the Agreement, and decreased by (i) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to this Agreement and (ii) all items of deduction and loss computed in accordance with Section 4.4(b) hereof and allocated to such Member pursuant to Sections 6.1 through Section 6.3 of the Agreement.

(b)                                 Income, Gains, Deductions and Losses.  For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Members’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)                                 Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company.

(2)                                 The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes.

(3)                                 Any income, gain or loss attributable to the taxable disposition of any Company Property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(4)                                 In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)                                 In the event the Carrying Value of any Company asset is adjusted pursuant to Section 4.4(d) hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)                                 Any items specially allocated under Section 6.3 or Section 6.4 hereof shall not be taken into account.

(c)                                  Transfers of Membership Units.  A transferee of a Membership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

(d)                                 Unrealized Gains and Losses.

(1)                                 Consistent with the provisions of Regulations Section l.704-1(b)(2)(iv)(f), and as provided in Section 4.4(d)(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company Property (subject to any adjustments required with respect to the conversion feature of the Series D Preferred Units, the Series E Preferred Units, and any other securities issued by the Company that are exercisable or convertible into Common Units, as determined by the Managing Member in its sole discretion), as of the times of the adjustments provided in Section 4.4(d)(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2)                                 Such adjustments shall be made as of the following times:  (i) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company, and (iii) immediately prior to the liquidation of the Company or the Managing Member’s interest in the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(3)                                 In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Values of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company Property, as of the time any such asset is distributed.

(4)                                 In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.  The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

(e)                                  Modification by Managing Member.  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations issued under Section 704(b) of the Code, and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member or any Non-Managing Members) are computed in order to comply with such Regulations, the Managing Member may make such modification; provided, however, that it will not have a material effect on the amounts distributable to any Person pursuant to Article XIII of this Agreement upon the liquidation of the Company.  The Managing Member also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE V
DISTRIBUTIONS

Section 5.1                                    Requirement and Characterization of Distributions.  The Managing Member shall cause the Company to distribute quarterly all, or such portion as the Managing Member may in its discretion determine, of Available Cash among the Members (i) first, with respect to any class of Membership Interests issued pursuant to Section 4.2(a), 4.2(b) or 4.2(c), including Series D Preferred Units and Series E Preferred Units, which are entitled to a preference over Common Units on the distribution of Available Cash and are specially allocated items under Section 6.1 prior to allocated items with respect to amounts distributed pursuant to clause (ii) below (and within and among such classes, in order of the preferences designated therein and pro rata among any such classes), and (ii) thereafter, pro rata in accordance with their respective Percentage Interests from time to time as determined by the Managing Member; provided that Available Cash for each calendar quarter shall be distributed on or about the 15th day of January, April, July and October of each year in an amount with respect to each Membership Unit at least equal to the Minimum Tax Distribution; provided, however, that in no event may a Member receive a distribution of Available Cash with respect to a Unit if such Member is entitled to receive a dividend from the Managing Member which is derived from a distribution of Available Cash to the Managing Member with respect to a Common Share for which such Unit has been redeemed or exchanged.  In the event the Company is subject to any tax or other obligation that is attributable to the interest of one or more Members in the Company, but fewer than all the Members, such tax or other obligation shall be specially allocated to, and charged against the Capital Account of, such Member or Members, and the amounts otherwise distributable to such Member or Members pursuant to this Agreement shall be reduced by such amount.  The Managing Member shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member, for so long as the Managing Member has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent otherwise determined by the Managing Member, avoid any federal income or excise tax liability of the Managing Member, except to the extent that a distribution pursuant to clause (b) would prevent the Company from making a distribution to the Holders of Series D Preferred Units in accordance with Section 17.2 and the Holders of Series E Preferred Units in accordance with Section 18.2.

Section 5.2                                    Amounts Withheld.  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Managing Member, any Non-Managing Members or Assignees shall be treated as amounts distributed to the Managing Member or such Non-Managing Members or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.3                                    Distributions Upon Liquidation.  Proceeds from a Liquidating Transaction shall be distributed to the Members in accordance with Section 13.2.

ARTICLE VI
ALLOCATIONS

Section 6.1                                    Allocations for Capital Account Purposes Other than the Taxable Year of Liquidation.  For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 4.4 hereof) shall be allocated among the Members for each taxable year (or portion thereof) as provided herein below:

(a)                                 Net Income.  After giving effect to the special allocations set forth in Sections 6.2 and 6.3 below, Net Income (or items thereof) or, in the case of clause SECOND below, Adjusted Net Income (or Net Income to the extent there is insufficient Adjusted Net Income) shall be allocated to the Members as follows:

FIRST, pro rata to the Members holding Series D Preferred Units and Members holding Series E Preferred Units to the extent of, and in proportion to, losses allocated to such Members under Section 6.1(b);

SECOND, pro rata to the Members holding Series D Preferred Units, Members holding Series E Preferred Units, and holders of Common Units who received such Common Units upon a conversion of Series D Preferred Units or Series E Preferred Units up to and in proportion to the accumulated amount of the accrued Series D Priority Return, and Series E Priority Return (irrespective of whether such accrued amounts are actually paid) with respect to such Member;

THIRD, to the Members holding Common Units in accordance with their Membership Interests.

(b)                                 Net Losses.  After giving effect to the special allocations set forth in Sections 6.2 and 6.3 below and after taking into account any allocations of Adjusted Net Income pursuant to clause SECOND of Section 6.1(a) above, Net Losses shall be allocated to the Members as follows:.

FIRST, to the Members holding Common Units pro rata among such Common Units until such Members’ Capital Accounts shall equal zero;

SECOND, to the Members holding Series D Preferred Units and Series E Preferred Units pro rata among such Series D Preferred Units and Series E Preferred Units until such Members’ Capital Accounts shall equal zero; and

THIRD, to the Members holding Common Units in accordance with their Percentage Interests.

(c)                                  Nonrecourse Liabilities.  For purposes of Regulations Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Membership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in the manner determined by the Managing Member, provided that such allocation shall be permissible under Regulations Section 1.752-3.

(d)                                 Gains.  Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Section 6.3 below, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income, all in such a manner consistent with Regulations Section 1.1245-1.

(e)                                  Offsetting Allocations.  Notwithstanding the provisions of this Article 6, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Member to offset prior Net Loss or items thereof which have been allocated to such Member, the Managing Member shall attempt to allocate such offsetting Net

Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Member.

Section 6.2                                    Allocations for Capital Account Purposes in the Taxable Year of Liquidation.  Subject to Section 6.3, Net Income and Net Loss and Adjusted Net Income for the taxable year of liquidation of the Company shall be allocated prior to the final liquidating distributions of the Company and shall be allocated first to eliminate any Member’s Adjusted Capital Account Deficit and then, to the extent permissible under Section 704(b) of the Code, in a manner such that the Capital Accounts of the Members immediately prior to such final liquidating distributions are equal to the amount which would have been distributable to the Members under Section 5.1 if such distributions were to be governed by Section 5.1.  Notwithstanding the preceding sentence, actual distributions made subsequent to the allocations under this Section 6.2 shall be made pursuant to Section 5.3.

Section 6.3                                    Regulatory Allocation Rules.  Notwithstanding any other provision of this Agreement, the following special allocations shall be made in the following order

(a)                                 Minimum Gain Chargeback.  Notwithstanding any other provisions of Article VI, if there is a net decrease in Membership Minimum Gain during any Membership Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Membership Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6).  This Section 6.3(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.3(a) only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement with respect to such fiscal year and without regard to any decrease in Member Minimum Gain during such fiscal year.

(b)                                 Member Minimum Gain Chargeback.  Notwithstanding any other provision of Article VI (except Section 6.3(a) hereof), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Membership Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704- 2(i)(5).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 6.3(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this Section 6.3(b), each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article VI of this Agreement with respect to such fiscal year, other than allocations pursuant to Section 6.3(a) hereof.

(c)                                  Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.3(a) and 6.3(b) hereof, such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.  It is intended that this Section 6.3(c) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.3(c).

(d)                                 Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Members in the manner determined by the Managing Member, provided that such allocation shall be permissible under Section 704(b) of the Code.

(e)                                  Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i)(2).

(f)                                   Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

Section 6.4                                    Allocations for Tax Purposes.

(a)                                 General.  Except as otherwise provided in this Section 6.4, for Federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.3 of this Agreement.

(b)                                 To Eliminate Book-Tax Disparities.  In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for Federal income tax purposes among the Members as follows:

(1)                                 (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code in a manner that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution, and (ii) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Sections 6.1 and 6.3 of this Agreement.

(2)                                 (i) In the case of an Adjusted Property, such items shall (A) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code in a manner to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4 and (B) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.4(b)(1)(i), and (ii) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Sections 6.1 and 6.4 of this Agreement.

(3)                                 All other items of income, gain, loss and deduction shall be allocated among the Members in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Sections 6.1 and 6.3 of this Agreement.

(c)                                  Power of Managing Member to Elect Method.  To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis, and subject to any agreements existing between the Company and any Member or Members prior to the date hereof, the Managing Member shall have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1                                    Management.

(a)                                 Powers of Managing Member.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are exclusively vested in the Managing Member, and no Non-Managing Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company.  Notwithstanding anything to the contrary in this Agreement, the Managing Member may not be removed by the Non-Managing Members with or without cause.  In addition to the powers now or hereafter granted a Managing Member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to

Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof including, without limitation:

(1)                                 the making of any expenditures (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit the Managing Member (so long as the Managing Member has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the Managing Member to maintain REIT status), the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Company;

(2)                                 the making of tax, regulatory and other filings, or rendering of periodic or other reports to the New York Stock Exchange, governmental or other agencies having jurisdiction over the business or assets of the Company, the registration of any class of securities of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of any debt securities of the Company on any exchange;

(3)                                 the acquisition, disposition, sale, conveyance, financing, refinancing, mortgage, pledge, encumbrance, hypothecation, contribution or exchange of any assets of the Company or the merger or other combination of the Company with or into another entity on such terms as the Managing Member deems proper;

(4)                                 the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit including, without limitation, the financing of the assets and the operations of the Managing Member, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including the Managing Member or any of the Company’s Subsidiaries) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Company in the name of the Company or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Company assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Company or any Subsidiary of the Company;

(5)                                 the negotiation, execution, and performance of any contracts, conveyances or other instruments (including with Affiliates of the Company to the extent provided in Section 7.6) that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement including, without limitation, the execution and delivery of leases on behalf of or in the name of the Company (including the lease of Company Property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Company and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

(6)                                 the opening and closing of bank accounts, the investment of Company funds in securities, certificates of deposit and other instruments, and the distribution of Company cash or other Company assets in accordance with this Agreement;

(7)                                 the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles such as “president”, “vice president”, “secretary” and “treasurer”), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the Managing Member or the Company and the determination of their compensation and other terms of employment or hiring;

(8)                                 the maintenance of such insurance for the benefit of the Company and the Members and the directors and officers of the Company as it deems necessary or appropriate;

(9)                                 the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time); provided, that, as long as the Managing Member has determined to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that could cause the Managing Member to fail to qualify as a REIT;

(10)                          the control of any matters affecting the rights and obligations of the Company, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11)                          the undertaking of any action in connection with the Company’s direct or indirect investment in its Subsidiaries or any other Person (including,

without limitation, the contribution or loan of funds to, incurring indebtedness on behalf of, or guaranteeing the obligations of any such Persons);

(12)                          the determination of the fair market value of any Company Property distributed in kind using such reasonable method of valuation as it may adopt;

(13)                          the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;

(14)                          holding, managing, investing and reinvesting cash and other assets of the Company;

(15)                          the collection and receipt of revenues and income of the Company;

(16)                          the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(17)                          the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)                          the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

(19)                          the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(20)                          the issuance of Membership Interests, as appropriate, pursuant to Section 4.2 of this Agreement; and

(21)                          the consummation of the Formation and Structuring Transactions.

(b)                                 No Approval Required for Above Powers.  Except as expressly provided in this Agreement (including, without limitation, the last sentence of this Section 7.1(b)), each of the Members agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Members, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation.  The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Non-Managing Members or any other Persons wider this Agreement or of any duty stated or implied by law or equity.

(c)                                  Insurance.  At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain casualty, liability and other insurance on Company Properties and liability insurance for the Indemnitees hereunder.  The right to procure such insurance on behalf of the Indemnitees shall in no way mitigate or otherwise affect the right of any such Indemnitee to indemnification under Section 7.7.

(d)                                 Working Capital Reserves.  At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(e)                                  No Obligation to Consider Tax Consequences to Non-Managing Members.  In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken by it.  The Managing Member and the Company shall not have liability to a Non-Managing Member under any circumstances as a result of an income tax liability incurred by such Non-Managing Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement.

(f)                                   No Obligation To Expend Individual Funds, etc.  Except as otherwise provided herein, to the extent the duties of the Managing Member require expenditures of funds to be paid to third parties, the Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

Section 7.2                                    Certificate of Formation.  To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company (or an entity in which the Non-Managing Members have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Company may elect to do business or own property.  Subject to the terms of Section 8.5(a)(4)  hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to any Non- Managing Member.  The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or an entity in which the Non-Managing Members have limited liability) in the State of Delaware and any other jurisdiction in which the Company may elect to do business or own property.

Section 7.3                                    Restrictions on Managing Member’s Authority.  The Managing Member may not, without the written Consent of all of the Non-Managing Members, take any action in contravention of this Agreement including, without limitation:

(a)                                 take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement (provided that this restriction shall not be deemed to restrict the sale, lease, transfer or disposition of all or substantially all of the Company’s assets as may otherwise be provided herein);

(b)                                 possess Company Property, or assign any rights in specific Company property, for other than a Company purpose except as otherwise provided in this Agreement (other than this Section 7.3);

(c)                                  admit a Person as a Member, except as otherwise provided in this Agreement; or

(d)                                 perform any act that would subject a Member to personal liability for the debts, obligations and liabilities of the Company except as provided herein or under the Act.

Section 7.4                                    Responsibility for Expenses.

(a)                                 No Compensation.  Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

(b)                                 Responsibility for Ownership and Operation Expenses.  The Company shall be responsible for and shall pay all expenses relating to the Company’s ownership of its assets, and the operation of, or for the benefit of, the Company.  The Managing Member is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company.  The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses it incurs relating to the Company’s ownership of its assets and the operation of, or for the benefit of, the Company; provided, however, that the amount of any such reimbursement shall be reduced by any interest or other amounts earned by the Managing Member with respect to bank accounts or other instruments held by it as permitted in Section 7.5(a).  The Non- Managing Members acknowledge that all such expenses of the Managing Member are deemed to be for the benefit of the Company.  Such reimbursements shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.  In the event that certain expenses are incurred for the benefit of the Company and other entities (including the Managing Member), such expenses shall be allocated to the Company and such other entities in such a manner as the Managing

Member in its sole and absolute discretion deems fair and reasonable.  All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.

(c)                                  Responsibility for Organization Expenses.  The Company shall be responsible for and shall pay all expenses incurred relating to the admission of the Managing Member to the Company.

(d)                                 Common Share Repurchases.  If the Managing Member shall elect to purchase from its stockholders Common Shares for the purpose of delivering such Common Shares to satisfy an obligation under any dividend reinvestment program adopted by the Managing Member, any employee stock purchase plan adopted by the Managing Member, or any similar obligation or arrangement undertaken by the Managing Member in the future or for the purpose of retiring such Common Shares, the purchase price paid by the Managing Member for such Common Shares and any other expenses incurred by the Managing Member in connection with such purchase shall be considered expenses of the Company and shall be advanced to the Managing Member or reimbursed to the Managing Member, subject to the condition that:  (i) if such Common Shares subsequently are sold by the Managing Member, the Managing Member shall pay to the Company any proceeds received by the Managing Member for such Common Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of Common Shares for Membership Units pursuant to Section 4.2(e) would not be considered a sale for such purposes); and (ii) if such Common Shares are not retransferred by the Managing Member within thirty (30) days after the purchase thereof, or the Managing Member otherwise determines not to retransfer such Common Shares, the Managing Member shall cause the Company to redeem a number of Membership Units held by the Managing Member equal to the number of such Common Shares, as adjusted (x) pursuant to Section 7.5 (in the event the Managing Member acquires material assets, other than on behalf of the Company) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the Managing Member pursuant to a pro rata distribution by the Company (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Membership Units held by the Managing Member).

(e)                                  If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.4 constitute gross income of the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 7.5                                    Outside Activities of the Managing Member.

(a)                                 The Managing Member shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Membership Interests as a Managing Member or Non-Managing Member and the management of the business of the Company, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act and listed on the New York Stock Exchange, its operation as a REIT and such activities as are incidental thereto.  The Managing Member shall not own any assets other than Membership Interests (except for certain interests in Company Properties held directly by the Managing Member or which have been caused by the Managing Member to be contributed to or purchased by Subsidiaries, which interests shall not exceed 1% of the aggregate economic interests of any property) and other than such bank accounts or similar instruments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter.  The Managing Member and Affiliates of the Managing Member may acquire Non-Managing Membership Interests and shall be entitled to exercise all rights of a Non-Managing Member relating to such Non-Managing Membership Interests.

(b)                                 Purchases of Shares.  In the event the Managing Member purchases Shares, then the Managing Member shall cause the Company to purchase from it an equal number of Membership Units (after application of the Unit Adjustment Factor) on the same terms that the Managing Member purchased such Shares.

Section 7.6                                    Contracts with Affiliates.

(a)                                 Loans.  The Managing Member may cause the Company to lend or contribute to its Subsidiaries or other Persons in which the Company has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)                                 Transfers of Assets.  Except as provided in Section 7.5(a), the Managing Member may cause the Company to transfer assets to joint ventures, other partnerships, corporations or other business entities in which the Company is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member in its sole discretion deems advisable.

(c)                                  Employee Benefit Plans.  The Managing Member, in its sole and absolute discretion and without the approval of the Non-Managing Members, may propose and adopt on behalf of the Managing Member and the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Company, the Managing Member or any of the Company’s Subsidiaries, including any such plan which requires the Company, the Managing Member or any of the Company’s Subsidiaries to issue or transfer Membership Units to employees.  The Managing Member also is expressly authorized to cause the Company to issue to it Membership Units corresponding to Common Shares issued by the Managing Member pursuant to any such plan or any similar or successor plan and to repurchase such Membership Units to the extent necessary to permit the Managing Member to repurchase such Common Shares in accordance with such plan.

(d)                                 Other Agreements.  The Managing Member is expressly authorized to enter into, on its own behalf or in the name and on behalf of the Company, asset management agreements, cross-indemnity agreements, registration rights agreements with respect to the Common Shares, right of first opportunity arrangements or other conflict avoidance agreements with various Affiliates of the Company and the Managing Member on such terms as the Managing Member, in its sole and absolute discretion, believes are advisable.

Section 7.7                                    Indemnification.

(a)                                 General.  The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the Person is or was a Member, director, officer, employee or agent of the Company or the Managing Member, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

(b)                                 Actions in the Right of the Company.  The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a Member, director, officer, employee or agent of the Company or the Managing Member, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity or such expenses which such court shall deem proper.

(c)                                  Authorization.  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Member, director, officer, employee or agent is proper in the circumstances because the Person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made in the sole and absolute discretion of the Managing Member.

(d)                                 In Advance of Final Disposition.  Expenses (including attorneys’ fees) incurred by a Person entitled to indemnification hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this section.  Such expenses (including attorneys’ fees) incurred by such Persons may be so paid upon such terms and conditions, if any, as the Managing Member deems appropriate.

(e)                                  Non-Exclusive Section.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office.

(f)                                   Insurance.  The Company shall have power to purchase and maintain insurance on behalf of any Person who is or was a Member, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under this section.

(g)                                  Merger and Consolidation; Other Enterprises.  For purposes of this section, references to “the Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, directors, officers and employees or agents, so that any person who is or was a Member, director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such Person would have with respect to such constituent entity if its separate existence had continued.  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Member, director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Member, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this section.

(h)                                 Continuation.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Member, director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(i)                                     Interested Transactions.  A Person entitled to indemnification hereunder shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j)                                    Binding Effect.  The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k)                                 Reimbursements to Managing Member Shall Not Be Treated As Distributions.  If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income of the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

(l)                                     Limitation.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from any liability policy covering the Managing Member and any Indemnitee, and neither the

Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Member and the Company.

Section 7.8                                    Liability of the Managing Member.

(a)                                 General.  Notwithstanding anything to the contrary set forth in this Agreement, the Managing Member shall not be liable for monetary damages to the Company, any Members or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, unless (i) the Managing Member actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the Managing Member’s action or failure to act was the result of active and deliberate dishonesty, gross negligence or bad faith and was material to the cause of action being adjudicated; provided, however, that the Managing Member shall owe the same duty of care to the Non-Managing Members as its directors owe to the Shareholders of the Managing Member.

(b)                                 No Obligation to Consider Interests of Non-Managing Members.  The Non-Managing Members expressly acknowledge that the Managing Member is acting on behalf of the Company, the Non-Managing Members and the Managing Member’s shareholders collectively, that, except as otherwise provided in Section 7.8(a), the Managing Member is under no obligation to give priority to the separate interests of the Managing Member’s shareholders or the Non-Managing Members (including, without limitation, the tax consequences to Non-Managing Members or Assignees) in deciding whether to cause the Company to take (or decline to take) any actions which the Managing Member has undertaken in good faith on behalf of the Company.  If there is a conflict between the interests of the Managing Member’s shareholders on the one hand and the interests of the Non-Managing Members on the other, the Managing Member will endeavor in good faith to resolve the conflict in a manner not adverse to either the Managing Member’s shareholders or the Non-Managing Members; provided, however, that for so long as the Managing Member owns a controlling interest in the Company, any conflict that cannot be resolved in a manner not adverse to either the Managing Member’s shareholders or the Non-Managing Members will be resolved in favor of the Managing Member’s shareholders.  The Managing Member shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Non-Managing Members in connection with such decisions with respect to causing the Company to take (or decline to take) any actions which the Managing Member has undertaken in good faith on behalf of the Company, unless (i) the Managing Member actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the Managing Member’s action or failure to act was the result of active and deliberate dishonesty, gross negligence or bad faith and was material to the cause of action being adjudicated.

(c)                                  Acts of Agents.  Subject to its obligations and duties as Managing Member set forth in Section 7.1(a) hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)                                 Effect of Amendment.  Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s liability to the Company and the Non- Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9                                    Other Matters Concerning the Managing Member.

(a)                                 Reliance on Documents.  The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 Reliance on Consultants and Advisers.  The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)                                  Action Through Officers and Attorneys.  The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing Member hereunder.

(d)                                 Action Related to Maintaining REIT Status.  Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member, for so long as the Managing Member has determined to qualify as a REIT, to continue to qualify as a REIT or (ii) to avoid the Managing Member incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

Section 7.10                             Title to Company Assets.  Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member.  The Managing Member hereby covenants, declares and warrants that any Company assets as to which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member or such nominee or Affiliate for the exclusive use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.11                             Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially.  Each Non-Managing Member hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing.  In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF NON-MANAGING MEMBERS

Section 8.1                                    Limitation of Liability.  The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

Section 8.2                                    Management of Business.  No Non-Managing Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, member or agent of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.  The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, member or agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.

Section 8.3                                    Outside Activities of Non-Managing Members.  Subject to any agreements entered into pursuant to Section 7.6 hereof and subject to any other agreements entered into by a Non-Managing Member or its Affiliates with the Managing Member, the Company or a Subsidiary, the following rights shall govern outside activities of Non-Managing Members:  (a) any Non-Managing Member (other than the Managing Member) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company; (b) neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member or Assignee; (c) none of the Non-Managing Members (in their capacities as Non-Managing Members) nor any other Person shall have any rights by virtue of this Agreement or the Company relationship established hereby in any business ventures of any other Person, other than the Managing Member, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Non-Managing Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Non-Managing Member or such other Person, could be taken by such Person; (d) the fact that a Non-Managing Member may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Member to liability to the Company or any of the other Members on account of the lost opportunity, and (e) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit a Non-Managing Member or any Affiliate of a Non-Managing Member from dealing, or otherwise engaging in business, with Persons transacting business with the Company or from providing services relating to the purchase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Company or other third parties.  Nothing in this Section 8.3 is intended to alter any fiduciary obligations of any Person under applicable Delaware law.

Section 8.4                                    Return of Capital and Priority Among Members.  Except pursuant to the Redemption Rights set forth in Section 4.2(e) hereof; no Member shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein.  No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or otherwise unless expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5                                    Rights of Non-Managing Members Relating to the Company.

(a)           Copies of Business Records.  In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, each Non- Managing Member shall have the right, for a purpose reasonably related to such Non- Managing Member’s interest as a Non-Managing Member in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member’s own expense:

(1)           to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Managing Member pursuant to the Exchange Act, and each communication sent to all of the stockholders of the Managing Member;

(2)           to obtain a copy of the Company’s Federal, state and local income tax returns for each Membership Year;

(3)           to obtain a current list of the name and last known business, residence or mailing address of each Member;

(4)           to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)           to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

(b)           Notification of Changes in Unit Adjustment Factor.  The Company shall notify each Non-Managing Member in writing of any change made to the Unit Adjustment Factor within 10 Business Days of the date such change becomes effective.

(c)           Confidential Information.  Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any Company information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or (ii) the Company is required by law or by agreements with unaffiliated third parties to keep confidential.

(d)           Debt Allocation.  The Managing Member may allow (but shall not be required to allow) any Non-Managing Member to guarantee on a “bottom dollar basis,” an amount of indebtedness of the Company or any successor thereto, as is necessary from time to time to provide an allocation of debt to such Non-Managing Member equal to the amount of debt then required to be allocated to such Non-Managing Member to enable such Non-Managing Member to avoid recognizing gain pursuant to Section 731(a)(1) of the Code as a result of a deemed distribution of money to such Non-Managing Member pursuant to Section 752(b) of the Code.  The Managing Member may, in its discretion, permit other Non-Managing Members to provide similar guarantees from time to time or as a result of minimum gain chargebacks.

(e)           Notice for Certain Transactions.  In the event of (a) a dissolution or liquidation of the Company or the Managing Member, (b) a merger, consolidation or combination of the Company or the Managing Member with or into another Person (including the events set forth in Sections 11.2(c) and 11.2(d)), (c) the sale of all or substantially all of the assets of the Company or the Managing Member, or (d) the transfer by the Managing Member of all or any part of its interest in the Company, the Managing Member shall give written notice thereof to each Non-Managing Member at least twenty (20) Business Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1            Records and Accounting.  The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Non-Managing Members any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof or required by the Act.  Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Company shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

Section 9.2            Fiscal Year.  The fiscal year of the Company shall be the calendar year.

Section 9.3            Reports.

(a)           Annual Reports.  As soon as practicable, but in no event later than 120 days after the close of each Membership Year, or such earlier date that they are filed with the Securities and Exchange Commission, the Managing Member shall cause to be mailed to each Non-Managing Member as of the close of the Membership Year, an annual report containing financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such Membership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized fine of independent public accountants selected by the Managing Member.

(b)           Quarterly Reports.  As soon as practicable, but in no event later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date that they are filed with the Securities and Exchange

Commission, the Managing Member shall cause to be mailed to each Non-Managing Member as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company, or of the Managing Member, if such statements are prepared solely on a consolidated basis with the Managing Member, and such other information as may be required by applicable law or regulation, or as the Managing Member determines to be appropriate.

ARTICLE X
TAX MATTERS

Section 10.1          Preparation of Tax Returns.  The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for Federal and state income tax purposes and shall use all reasonable efforts to furnish the tax information reasonably required by the Managing Member and the Non-Managing Members for Federal and state income tax reporting purposes within 60 days after the close of such taxable year.  Each Non-Managing Member shall promptly provide the Managing Member with any information reasonably requested by the Managing Member relating to any Contributed Property contributed (directly or indirectly) by such Non-Managing Member to the Company.

Section 10.2          Tax Elections.  Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, except that the election under Section 754 of the Code in accordance with applicable regulations thereunder shall be made at the request of any Member.  The Managing Member shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the Managing Member’s determination in its sole and absolute discretion that such revocation is the best interests of the Members.

Section 10.3          Tax Matters Member.

(a)           General.  The Managing Member shall be the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (to the extent applicable) and the “partnership representative” pursuant to Section 6223(a) of the Code (as amended by the Budget Act) for Federal income tax purposes (collectively, the “tax matters Member”).  The Managing Member is authorized to take (or cause the Company to take) such actions as may be reasonably necessary pursuant to the Regulations or other guidance to cause the Managing Member to be designated as the “partnership representative,” and each Member agrees to (1) consent to such designation to the extent requested by the Managing Member and (2) provide such information that the Managing Member may reasonably request in connection with performing its duties as the partnership representative.  To the extent required under the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the tax matters Member shall provide the Members notice of such receipt and shall furnish the IRS with the name, address and profit interest of each of the Non-Managing Members; provided, however, that such information is provided to the Company by the

Non-Managing Members.  The Non-Managing Members shall provide such information to the Company as the Managing Member shall reasonably request.

(b)           Powers.  The tax matters Member is authorized to perform all the duties and have all the powers assigned to the “tax matters partner” or “partnership representative” under the Code (as currently in effect under the Budget Act) and the Regulations thereunder (and any comparable provisions of state or local tax law).  In addition, to the extent permitted or applicable under the Code, the tax matters Member is authorized, but not required:

(1)           to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters Member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member or (b) who is a “notice Member” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)           in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed or otherwise given to the tax matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(3)           to intervene in any action brought by any other Member for judicial review of a final adjustment;

(4)           to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

(5)           to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(6)           to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters Member, and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters Member in its capacity as such.

(c)           Copies of Documents.  The tax matters Member shall, upon the request of any Member, provide such Member with copies of any tax returns, elections or any returns or documents to be filed with the IRS at least ten Business Days prior to the date such filing is required.

(d)           Reimbursement.  The tax matters Member shall receive no compensation for its services.  All third-party costs and expenses incurred by the tax matters Member in performing its duties as such (including legal and accounting fees) shall be borne by the Company.  Nothing herein shall be construed to restrict the Company from engaging an accounting firm and a law firm to assist the tax matters Member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

(e)           If the Company is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a Member’s status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed with respect to any issuance of Membership Interests to a Member or any payments to a Member, federal withholding taxes with respect to foreign Persons, state personal property taxes, state personal property replacement taxes, state unincorporated business taxes, any taxes arising under Sections 6221 through 6241 of the Code (as amended by the Budget Act), etc.), then such Member shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments)

(f)            The Managing Member shall attempt to allocate the burden of (or any diminution in distributable proceeds resulting from) any taxes, penalties or interest imposed on the Company pursuant to Sections 6221 through 6241 of the Code (as amended by the Budget Act), together with any guidance issued thereunder or successor provisions and any similar provisions of state or local tax laws, to those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise) where such allocations can be achieved without unwarranted expense and effort (as measured in relation to the aggregate amount in question) as determined by the Managing Member, and the Members consent to and agree to cooperate with any such efforts. Nothing in this Section 10.3(f) shall be construed to modify or replace the obligations of any Member pursuant to Section 10.3(e).

Section 10.4          Organizational Expenses.  The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 60-month period as provided in Section 709 of the Code.

Section 10.5          Withholding.  Each Non-Managing Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Non-Managing Member any amount of Federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Non-Managing Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445 or 1446 of the Code, or any amounts required to be paid by the Company with respect to a Member under Sections 6225 and 6232 of the Code (as amended by the Budget Act).  Any amount paid on behalf of or with respect to a Non-Managing Member shall constitute a loan by the Company to such Non-Managing Member, which loan shall be repaid by such Non-Managing Member within 15 days after notice from the Managing Member that such payment must be made unless (a) the Company withholds such payment from a distribution which would otherwise be made to the Non-Managing Member or (b) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Non-Managing Member.  Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Non-Managing Member.  Each Non-Managing Member hereby unconditionally and irrevocably grants to the Company a security interest in such Non-Managing Member’s Membership Interest to secure such Non-Managing Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5.  In the event that a Non-Managing Member fails to pay any amounts owed to the Company pursuant to this Section 10.5 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Non- Managing Member, and in such event shall be deemed to have loaned such amount to such defaulting Non-Managing Member and shall succeed to all rights and remedies of the Company as against such defaulting Non-Managing Member (including, without limitation, the right to receive distributions).  Any amounts payable by a Non-Managing Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full.  Each Non-Managing Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE XI
TRANSFERS AND WITHDRAWALS

Section 11.1          Transfer.

(a)           Definition.  The term “transfer,” when used in this Article XI with respect to a Membership Unit, shall be deemed to refer to a transaction by which the Managing Member purports to assign its Managing Membership Interest to another Person or by which a Non-Managing Member purports to assign its Non-Managing Membership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b)           Requirements.  No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI.

Any transfer or purported transfer of a Membership Interest not made in accordance with this Article XI shall be null and void.

Section 11.2          Transfer of Managing Member’s Membership Interest.

(a)           General.  The Managing Member may not transfer any of its Managing Membership Interest or withdraw as Managing Member except as provided in Section 11.2(b) or in connection with a transaction described in either Section 11.2(c) or Section 11.2(e).

(b)           Transfer to Company.  The Managing Member may transfer Membership Interests held by it to the Company in accordance with Section 7.5(b) hereof.

(c)           Transfer in Connection With Reclassification, Recapitalization, or Business Combination Involving Managing Member.  Except as otherwise provided in Section 11.2(d), the Managing Member shall not engage in any merger, consolidation or other business combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Unit Adjustment Factor”) (“Transaction”), unless as a result of the Transaction each Non-Managing Member thereafter remains entitled to redeem each Membership Unit owned by such Non-Managing Member (after application of the Unit Adjustment Factor) for an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property which such Non-Managing Member would have received from such Transaction, if such Non-Managing Member had exercised its Redemption Right immediately prior to the Transaction, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding Common Shares, the holders of Common Units shall receive the greatest amount of cash, securities or other property which a Non- Managing Member would have received had it exercised the Redemption Right and received Common Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer.  In connection with any merger, consolidation or business combination described in this Section 11.2(c) in which Common Shares were exchanged for securities of the acquiring Person, the Non- Managing Members shall (unless Non-Managing Members Consent is obtained) remain entitled to exercise their Redemption Right with respect to such Person and the Unit Adjustment Factor shall continue to apply.

(d)           Merger Involving Managing Member Where Surviving Entity’s Assets Contributed to Company.  Notwithstanding Section 11.2(c), the Managing Member may merge with another entity if, under the terms of the transaction, Non-Managing Members will not engage in a sale or exchange for Federal income tax purposes and immediately after such merger substantially all of the assets of the surviving entity, other than Membership Units held by the Managing Member, are contributed to the Company as a Capital Contribution in exchange for Membership Units with a fair market value equal to the 704(c) Value of the assets so contributed.

(e)           Pledge of Membership Units by Managing Member.  The Managing Member may (i) pledge its Managing Membership Interest as security for any obligations of the Company or the Managing Member under any credit facility that the Company may enter into from time to time, and (ii) transfer such Managing Membership Interest in the event of any foreclosure (or in lieu of any foreclosure) on such pledge.

Section 11.3          Non-Managing Members’ Rights to Transfer.

(a)           General.  Prior to twelve (12) months after the closing of the initial public offering of Common Shares, no Non-Managing Member shall transfer all or any portion of its Membership Interests to any transferee without the consent of the Managing Member, which consent may be withheld in its sole and absolute discretion.  After such twelve (12) month anniversary and subject to the remaining provisions of this Section 11.3 as well as Section 11.4, a Non-Managing Member may transfer all or any portion of his Membership Interest, or any of such Non-Managing Member’s rights as a Non- Managing Member, without the prior written consent of the Managing Member.  In order to effect such transfer, the Non-Managing Member must deliver to the Managing Member a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.  Notwithstanding the foregoing, any transferee of any transferred Membership Interest shall be subject to any and all ownership limitations contained in the Charter.  Unless admitted as a Non-Managing Member, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

(b)           Incapacitated Non-Managing Members.  If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non- Managing Members for the purpose of settling or managing the estate and such power as the Incapacitated Non-Managing Member possessed to transfer all or any part of his or its interest in the Company.  The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

(c)           Transfers Contrary to Securities Laws.  The Managing Member may prohibit any transfer otherwise permitted under this Section 11.3 by a Non-Managing Member of its Membership Units if, in the opinion of legal counsel to the Company, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Company or the Membership Units.

(d)           Publicly Traded Partnership Restrictions.  No Member may assign or transfer any Membership Unit (or any portion thereof or interest therein) if such assignment or transfer would result in the sum of the percentage interests in Membership Units transferred during the Company’s taxable year exceeding two percent (2%) of the total Membership Units of the Company.  Notwithstanding the foregoing, the following transfers shall be disregarded in determining whether Membership Units in excess of two percent (2%) of the Membership Units have been transferred during the Company’s taxable year:

(1)           transfers in which the tax basis of the Membership Unit in the hands of the transferee is determined, in whole or in part, by reference to the basis of the Membership Unit in the hands of the transferor or is determined under Section 732 of the Code;

(2)           transfers at death, including transfers from an estate or testamentary trust;

(3)           transfers between members of a family (for this purpose, including only brothers and sisters (whether by the whole or half blood), spouses, ancestors and lineal descendants);

(4)           transfers involving the issuance of interests by (or on behalf of) the Company in exchange for cash, property or services;

(5)           transfers involving distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement account;

(6)           transfers by a Member and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) in one or more transactions during any 30 calendar day period of Membership Units representing in the aggregate more than two percent (2%) of the total Membership Units;

(7)           transfers by one or more Members of Membership Units representing in the aggregate 50 percent or more of the total Membership Units in one transaction or a series of related transactions; and

(8)           transfers made pursuant to Section 4.2(e) that are made on a Non-Restricted Transfer Date.

Any Member seeking to transfer or assign Membership Units pursuant to any of the foregoing disregarded transfers shall, prior to such transfer or assignment, deliver to the Company a certificate of a duly authorized officer of such Member setting forth the facts relating to such transfer or assignment and the basis for disregarding such transfer for these purposes.  The Company shall, in the sole and absolute discretion of the Managing Member, determine whether to permit such transfer or assignment; provided, that any transfer that complies with any exception in Section 11.3(d)(1) through (d)(8) shall be permitted.  Any attempted transfer or assignment in contravention of the provisions of this Section 11.3(d) or that is not permitted by the Managing Member pursuant to the preceding sentence shall be null and void ab initio, the purported transferor shall continue to be the Member for all purposes and the purported transferee shall not become a Member as a result of such purported transfer, and the Company shall in no event admit such purported transferee as a Member or otherwise recognize any rights of such purported transferee (including, without limitation, any right to receive distributions (directly or indirectly) or to acquire any interest in the capital or profits of the Company).  Any

Member seeking to transfer or assign Membership Units may request confirmation from the Company that such transfer or assignment is permissible under Section 11.3(a) or the first sentence of this Section 11.3(d).

Section 11.4          Substituted Non-Managing Members.

(a)           Consent of Managing Member Required.  A Non-Managing Member shall have the right in its discretion to substitute a transferee as a Non-Managing Member in his place, in which event such substitution shall occur if the Non-Managing Member so provides; provided, however, that any transferee desiring to become a Substituted Non- Managing Member must furnish to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI and (ii) such other documents or instruments as may be required in the reasonable discretion of the Managing Member in order to effect such Person’s admission as a Substituted Non-Managing Member.

(b)           Rights and Duties of Substituted Non-Managing Members.  A transferee who has been admitted as a Substituted Non-Managing Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing Member under this Agreement.

(c)           Amendment of Exhibit A.  Upon the admission of a Substituted Non-Managing Member, the Managing Member shall amend Exhibit A to reflect the name, address, number of Membership Units and Percentage Interest of such Substituted Non-Managing Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Non-Managing Member.

Section 11.5          Assignees.  If a Non-Managing Member, in its sole and absolute discretion, does not provide for the admission of any permitted transferee under Section 11.4(a) as a Substituted Non-Managing Member, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of a Non-Managing Membership Interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Membership Units assigned to such transferee, but shall not be deemed to be a holder of Membership Units for any other purpose under this Agreement, and shall not be entitled to vote such Membership Units in any matter presented to the Non- Managing Members for a vote (such Membership Units being deemed to have been voted on such matter in the same proportion as all Membership Units held by Non-Managing Members are voted).  In the event any such transferee desires to make a further assignment of any such Membership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Non-Managing Member desiring to make an assignment of Membership Units.

Section 11.6          General Provisions.

(a)           Withdrawal of Non-Managing Member.  No Non-Managing Member may withdraw from the Company other than as a result of (i) a permitted transfer of all of such Non-Managing Member’s Membership Units in accordance with this Article XI and the transferee of such Membership Units being admitted to the Company as a Substituted Non-Managing Member or (ii) pursuant to redemption or exchange of all of its Membership Units under Section 4.2(e).

(b)           Transfer of All Membership Units by Non-Managing Member.  Any Non-Managing Member who shall transfer all of his Membership Units in a transfer permitted pursuant to this Article XI where the transferee was admitted as a Substituted Non- Managing Member or pursuant to the redemption or exchange of all of its Membership Units under Section 4.2(e) shall cease to be a Non-Managing Member.

(c)           Timing of Transfers.  Transfers pursuant to this Article XI may only be made on the first day of a calendar month of the Company or on a Non-Restricted Transfer Date, unless the Managing Member otherwise agrees.

(d)           Allocation When Transfer Occurs.  If any Membership Interest is transferred during any quarterly segment of the Company’s fiscal year in compliance with the provisions of this Article XI or redeemed or converted pursuant to Section 4.2(e), Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Member and the transferee Member in accordance with the method determined by the Managing Member, provided that such method shall be permissible under Section 706(d) of the Code and the regulations issued thereunder.  For purposes of making such allocations, the Managing Member is hereby authorized to select any method, convention or extraordinary item permitted under Regulations Section 1.706-4 as the Managing Member determines necessary or appropriate, which selection shall be set forth in a dated, written statement maintained with the Company’s books and records.  The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f).  Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Member as of midnight on the last day of said month.  All distributions of Available Cash with respect to which the Membership Record Date is before the date of such transfer or redemption shall be made to the transferor Member, and all distributions of Available Cash with Membership Record Dates thereafter shall be made to the transferee Member.

ARTICLE XII
ADMISSION OF MEMBERS

Section 12.1          Admission of Successor Managing Member.  A successor to all of the Managing Member’s Managing Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer.  Any such transferee shall carry on the business of the Company without dissolution.  In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2          Admission of Additional Non-Managing Members.

(a)           General.  A Person who makes a Capital Contribution to the Company in accordance with this Agreement or who exercises an option to receive Membership Units shall be admitted to the Company as an Additional Non-Managing Member only upon furnishing to the Managing Member (i) evidence of acceptance in form reasonably satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI hereof and (ii) such other documents or instruments as may be required in the reasonable discretion of the Managing Member in order to effect such Person’s admission as an Additional Non-Managing Member.

(b)           Consent of Managing Member Required.  Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Non- Managing Member without the consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole and absolute discretion.  The admission of any Person as an Additional Non-Managing Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.

Section 12.3          Amendment of Agreement and Certificate.  For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVI hereof.

ARTICLE XIII
DISSOLUTION AND LIQUIDATION

Section 13.1          Dissolution.  The Company shall not be dissolved by the admission of Substituted Non-Managing Members or Additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement.  The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Events of Dissolution”):

(a)           Withdrawal of Managing Member—an event of withdrawal of the Managing Member, as defined in the Act, unless, within 90 days after the withdrawal, all the remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

(b)           Voluntary Dissolution—from and after the date of this Agreement, with the Consent of a majority of the Percentage Interests of the Non-Managing Members, an

election to dissolve the Company made by the Managing Member, in its sole and absolute discretion;

(c)           Judicial Dissolution Decree—entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(d)           Sale of Company’s Assets—the sale or disposition of all or substantially all of the assets and properties of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company;

(e)           Bankruptcy or Insolvency of Managing Member—the Managing Member

(1)           makes an assignment for the benefit of creditors;

(2)           files a voluntary petition in bankruptcy;

(3)           is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

(4)           files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(5)           files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

(6)           seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Managing Member or of all or any substantial part of its properties; or

(f)            Readjustment, etc.  One hundred and twenty (120) days after the commencement of any proceeding against the Managing Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the Managing Member’s consent or acquiescence of a trustee, receiver or liquidator of the Managing Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

Section 13.2          Winding Up.

(a)           General.  Upon the occurrence of an Event of Dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members.  No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs.  The Managing Member (or, in the event there is no remaining Managing Member, any Person elected by a majority in interest of the Non-Managing Members (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(1)           First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(2)           Second, to the payment and discharge of all of the Company’s debts and liabilities to the Managing Member;

(3)           Third, to the payment and discharge of all of the Company’s debts and liabilities to the Members, pro rata in accordance with amounts owed to each such Member; and

(4)           The balance, if any, to the Managing Member and Non-Managing Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIII other than reimbursement of its expenses as provided for in Section 7.4.

(b)           Where Immediate Sale of Company’s Assets Impractical.  Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or, with the Consent of the Non- Managing Members holding a majority of the Non-Managing Membership Units, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3          Capital Contribution Obligation.  If any Member has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit at any time shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Member and the Company.

Section 13.4          Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations.  Notwithstanding anything to the contrary in this Agreement, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Managing Member and Non-Managing Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein).  In the discretion of the Managing Member, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Non-Managing Members pursuant to this Article XIII may be:  (i) distributed to a liquidating trust established for the benefit of the Managing Member and Non-Managing Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company (the assets of any such trust shall be distributed to the Managing Member and Non-Managing Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Non-Managing Members pursuant to this Agreement); or (ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Managing Member and Non-Managing Members in the manner and priority set forth in Section 13.2(a) as soon as practicable.

Section 13.5          Other Events.  Notwithstanding any other provision of this Article XIII, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up.  Instead, for federal income tax purposes the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company in exchange for an interest in the new limited liability company and, immediately thereafter, the terminated Company shall be deemed to distribute interests in the new Company to the Managing Member and Non-Managing Members in proportion to their respective Membership Interests in liquidation of the terminated Company.

Section 13.6          Rights of Non-Managing Members.  Except as specifically provided in this Agreement, each Non-Managing Member shall look solely to the assets of the Company for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company.  Except as specifically provided in this Agreement, no Non-Managing Member shall have priority over any other Non-Managing Member as to the return of his Capital Contributions, distributions or allocations.

Section 13.7          Notice of Dissolution.  In the event an Event of Dissolution or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Managing Member).

Section 13.8          Cancellation of Certificate.  Upon the completion of the liquidation of the Company as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.9          Reasonable Time for Winding-Up.  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

ARTICLE XIV
AMENDMENT OF AGREEMENT; MEETINGS

Section 14.1          Amendments.

(a)           General.  Amendments to this Agreement may be proposed by the Managing Member or by any Non-Managing Members holding 25 percent or more in the aggregate of the Membership Interests held by all Non-Managing Members.  Following such proposal, the Managing Member shall submit any proposed amendment to the Non- Managing Members.  The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written consent, the Managing Member may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the Managing Member’s recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.  Except as provided in Section 14.1(b), 14.1(c) or 14.1(d), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Managing Member and it receives the Consent of Non-Managing Members holding a majority of the Percentage Interests of the Non-Managing Members.

(b)           Managing Member’s Power to Amend.  Notwithstanding Section 14.1(a), the Managing Member shall have the power, without the consent of the Non-Managing Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)           to add to the obligations of the Managing Member or surrender for the benefit of the Non-Managing Members any right or power granted to the Managing Member or any Affiliate of the Managing Member;

(2)           to reflect the issuance of additional Membership Interests or the admission, substitution, termination or withdrawal of Members in accordance with this Agreement;

(3)           to set forth the rights, powers, duties and preferences of the holders of any additional Membership Interests issued pursuant to Section 4.2(b) hereof;

(4)           to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions;

(5)           to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

(6)           to reflect such changes as are reasonably necessary for the Managing Member to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

(7)           to modify the manner in which Capital Accounts are computed as set forth in Section 4.4(e).

The Managing Member will provide notice to the Non-Managing Members when any action under this Section 14.1(b) is taken.

(c)           Consent of Adversely Affected Member Required.  Notwithstanding Section 14.1(a) and Section 14.1(b) hereof; this Agreement shall not be amended without the Consent of each Member adversely affected if such amendment would (i) convert a Non-Managing Member’s interest in the Company into a Managing Member’s interest (except as a result of the Managing Member acquiring such interest), (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article V, or the allocations specified in Article VI (except as permitted pursuant to Section 4.2 and Section 14-1(b)(3) hereof), (iv) alter or modify the Redemption Right as set forth in Sections 4.2(e) and 11.2(b), and related definitions hereof, (v) cause the termination of the Company prior to the time set forth in Sections 2.4 or 13.1 or (vi) amend this Section 14.1(c).  Further, no amendment may alter the restrictions on the Managing Member’s authority set forth in Section 7.3 without the Consent specified in that section.  This Section 14.1(c) does not require unanimous consent of all Members adversely affected unless the amendment is to be effective against all Members adversely affected.

(d)           When Consent of Majority of Non-Managing Membership Interests Required.  Notwithstanding Section 14.1(a) hereof, the Managing Member shall not amend Section 4.2(b), the second sentence of Section 7.1(a), Sections 7.5, 7.6, 7.8, 11.2, and 14.1(c), this Section 14.1(d) or Section 14.2 without the Consent of two-thirds of the Percentage Interests of the Non-Managing Members.

Section 14.2          Meetings of the Members.

(a)           General.  Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by Non-Managing Members holding 25 percent or more of the Membership Interests.  The call shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting.  Members may vote in person or by proxy at such meeting.  Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1 hereof.  Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

(b)           Informal Action.  Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written Consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Members (or such other percentage as is expressly required by this Agreement).  Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Members (or such other percentage as is expressly required by this Agreement).  Such Consent shall be filed with the Managing Member.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)           Proxies.  Each Non-Managing Member may authorize any Person or Persons to act for him by proxy on all matters in which a Non-Managing Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Non-Managing Member or his attorney-in-fact.  No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Non-Managing Member executing it

(d)           Conduct of Meeting.  Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

ARTICLE XV
GENERAL PROVISIONS

Section 15.1          Addresses and Notice.  All notices and demands under this Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A, as it may be amended from time to time, and, if to the Company, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above.  Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made three (3) days following the date so mailed.  Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Company at its office hereinabove set forth.

Section 15.2          Titles and Captions.  All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3          Pronouns and Plurals.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4          Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6          Waiver of Partition.  The Members hereby agree that the Company Properties are not and will not be suitable for partition.  Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Company Properties.

Section 15.7          Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Article XIV.

Section 15.8          Securities Law Provisions.  The Membership Units have not been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities laws, as well as the provisions of Article XI hereof, have been complied with.

Section 15.9          Remedies Not Exclusive.  Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

Section 15.10       Time.  Time is of the essence of this Agreement.

Section 15.11       Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.12       Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.13       Execution Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.14       Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.15       Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.16       No Rights as Stockholders.  Nothing contained in this Agreement shall be construed as conferring upon the holders of Membership Units any rights whatsoever as stockholders of the Managing Member, including without limitation any right to receive dividends or other distributions made to stockholders of the Managing Member or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Managing Member or any other matter, except as may be provided in the Investors Agreement.

ARTICLE XVI
POWER OF ATTORNEY

Section 16.1          Power of Attorney.

(a)                                 Scope.  Each Non-Managing Member and each Assignee constitutes and appoints the Managing Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)                                 execute, swear to, acknowledge, deliver, publish, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company (or an entity in which the Non-Managing Members have limited liability) in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(2)                                 execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

(b)                                 Irrevocability.  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Non-Managing Member or Assignee and the transfer of all or any portion of such Non- Managing Member’s or Assignee’s Membership Units and shall extend to such Non- Managing Member’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Non-Managing Member or Assignee hereby agrees to be bound by any representation made by the Managing Member, acting in good faith pursuant to such power of attorney; and each such Non-Managing Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member, taken in good faith under such power of attorney.  Each Non-Managing Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within 15 days after receipt of the Managing Member’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

ARTICLE XVII

SERIES D PREFERRED UNITS

Section 17.1                             Designation and Number.  A series of Membership Interests in the Company designated as the “8.0% Series D Cumulative Redeemable Preferred Units” (the “Series D Preferred Units”) is hereby established.  The number of Series D Preferred Units shall be 4,600,000, all of which shall be owned by the Managing Member.

Section 17.2                             Distributions.

(a)                                 Payment of Distributions.  Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the Managing Member, as holder of the Series D Preferred Units, will be entitled to receive, when, as and if declared by the Company acting through the Managing Member, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series D Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the 15th calendar day of January, April, July and October of each year commencing on July 15, 2011, and, (ii) in the event of a redemption of Series D Preferred Units, on the redemption date (each a “Series D Preferred Unit Distribution Payment Date”).  If any date on which distributions are to be made on the Series D Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

(b)                                 Distributions Cumulative.  Notwithstanding the foregoing, distributions on the Series D Preferred Units will accrue whether or not the terms and provisions set forth in Section 17.2(b) hereof at any time prohibit the current payment of distributions whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

(c)                                  Priority as to Distributions.

(1)                                 Except as provided in Section 17.2(d) below, no distributions shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Membership Interests corresponding to any Series D Preferred Shares or Parity Preferred (as defined in the Series D Articles Supplementary) to be purchased by the Managing Member pursuant to the Charter to the extent necessary to preserve the Managing Member’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series D Preferred Units for all past periods and the then current period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2)                                 When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series D Preferred Units and each such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series D Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distribution per Series D Preferred Unit and such other class or series Parity Preferred Units (which shall not include any accrual in respect of unpaid distribution on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units which may be in arrears.

(d)                                 No Further Rights.  The Managing Member, as holder of the Series D Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.  Any distribution payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series D Preferred Units which remain payable. Accrued but unpaid distributions on the Series D Preferred Units will accumulate as of the Series D Preferred Unit Distribution Payment Date on which they first become payable.

Section 17.3                             Liquidation Proceeds.

(a)                                 Distributions.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, distributions on the Series D Preferred Units shall be made in accordance with Article XIII hereof.

(b)                                 Notice.  Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the Managing Member pursuant to Section 13.7 hereof.

(c)                                  No Further Rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the Managing Member, as holder of the Series D Preferred Units will have no right or claim to any of the remaining assets of the Company.

(d)                                 Consolidation, Merger or Certain Other Transactions.  The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

Section 17.4                             Redemption.

(a)                                 Redemption.  If the Managing Member elects to redeem any of the Series D Preferred Shares in accordance with the terms of the Series D Articles Supplementary, the Company shall, on the date set for redemption of such Series D Preferred Shares, redeem the number of Series D Preferred Units equal to the number of Series D Preferred Shares for which the Managing Member has given notice of redemption pursuant to Sections 5 and 6 of the Series D Articles Supplementary, at a redemption price, payable in cash, equal to the positive value of the Capital Accounts attributable to the Series D Preferred Shares of the Member being redeemed.

(b)                                 Procedures for Redemption.  The following provisions set forth the procedures for redemption:

(1)                                 Notice of redemption will be given by the Managing Member to the Company concurrently with the notice of the Managing Member sent to the holders of its Series D Preferred Shares in connection with such redemption.  Such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series D Preferred Units to be redeemed; (iv) the place or places where the Series D Preferred Units are to be surrendered for payment of the redemption price; and (v) that distributions on the Series D Preferred Units to be redeemed will cease to accumulate on such redemption date.  If less than all of the Series D Preferred Units are to be redeemed, the notice shall also specify the number of Series D Preferred Units to be redeemed.

(2)                                 On or after the redemption date, the Managing Member shall present and surrender the certificates, if any, representing the Series D Preferred Units to the Company at the place designated in the notice of redemption and thereupon the redemption price of such Units shall be paid to the Managing Member and each surrendered Unit certificate, if any, shall be canceled.  If fewer than all the Units represented by any such certificate representing Series D Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(3)                                 From and after the redemption date (unless the Company defaults in payment of the redemption price), all distributions on the Series D Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the Managing Member, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to, but not including, the redemption date), shall cease and terminate, and such Series D Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series D Preferred Units so called for redemption in trust for the Managing Member with a bank or trust company, in which case the redemption notice to Managing Member shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require the Managing Member to surrender the certificates, if any, representing such Series D Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions as the redemption date). Any monies so deposited which remain unclaimed by the Managing Member at the end of two years after the redemption date shall be returned by such bank or trust company to the Managing Member.

Section 17.5                             Conversion.  The Series D Preferred Units are not convertible into or exchangeable for any other property or securities of the Company, except as provided herein.

(a)                                 In the event of a conversion of any Series D Preferred Shares into Common Shares in accordance with the Series D Articles Supplementary, upon conversion of such Series D Preferred Shares, the Company shall convert an equal whole number of the Series D Preferred Units into Common Units as such Series D Preferred Shares are converted into Common Shares.  In the event of the conversion of any Series D Preferred Shares into Alternative Conversion Consideration (as defined in the Series D Articles Supplementary) in accordance with the Series D Articles Supplementary, the Company shall retire a number of Series D Preferred Units equal to the number of Series D Preferred Shares converted into such Alternative Conversion Consideration.  In the event of a conversion of the Series D Preferred Shares into Common Shares, to the extent the Managing Member is required to pay cash in lieu of fractional Common Shares pursuant to the Series D Articles Supplementary in connection with such conversion, the Company shall distribute an equal amount of cash to the Managing Member.

(b)                                 Following any such conversion retirement by the Company pursuant to this Section 17.5, the Managing Member shall make such revisions to the Fourth Amended and Restated Agreement as it determines are necessary to reflect such conversion.

Section 17.6                             Ranking.  The Series D Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company rank (i) senior to the Common Units and all other Membership Units the terms of which provide that such Membership Units shall rank junior to the Series D Preferred Units; (ii) on a parity with all Parity Preferred Units, which shall expressly include the Series E Preferred Units; and (iii) junior to all Membership Units which rank senior to the Series D Preferred Units.

Section 17.7                             Voting Rights.  The Managing Member shall not have any voting or consent rights in respect of its Membership Interest represented by the Series D Preferred Units.

Section 17.8                             Transfer Restriction.  The Series D Preferred Units shall not be transferable.

Section 17.9                             No Sinking Fund.  No sinking fund shall be established for the retirement or redemption of Series D Preferred Units

ARTICLE XVIII
SERIES E PREFERRED UNITS

Section 18.1                             Designation and Number.  A series of Membership Interests in the Company designated as the “6.950% Series E Cumulative Redeemable Preferred Units” (the “Series E Preferred Units”) is hereby established.  The number of Series E Preferred Units shall be 4,600,000, all of which shall be owned by the Managing Member.

Section 18.2                             Distributions.

(a)                                 Payment of Distributions.  Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the Managing Member, as holder of the Series E Preferred Units, will be entitled to receive, when, as and if declared by the Company acting through the Managing Member, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series E Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the 15th calendar day of January, April, July and October of each year commencing on July 15, 2016, and, (ii) in the event of a redemption of Series E Preferred Units, on the redemption date (each a “Series E Preferred Unit Distribution Payment Date”).  If any date on which distributions are to be made on the Series E Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay)

except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

(b)                                 Distributions Cumulative.  Notwithstanding the foregoing, distributions on the Series E Preferred Units will accrue whether or not the terms and provisions set forth in Section 18.2(b) hereof at any time prohibit the current payment of distributions whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

(c)                                  Priority as to Distributions.

(1)                                 Except as provided in Section 18.2(d) below, no distributions shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Membership Interests corresponding to any Series E Preferred Shares or Parity Preferred (as defined in the Series E Articles Supplementary) to be purchased by the Managing Member pursuant to the Charter to the extent necessary to preserve the Managing Member’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series E Preferred Units for all past periods and the then current period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2)                                 When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series E Preferred Units and each such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series E Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distribution per Series E Preferred Unit and such other class or series Parity Preferred Units (which shall not include any accrual in respect of unpaid distribution on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units which may be in arrears.

(d)                                 No Further Rights.  The Managing Member, as holder of the Series E Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.  Any distribution payment made on the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series E Preferred Units which remain payable. Accrued but unpaid distributions on the Series E Preferred Units will accumulate as of the Series E Preferred Unit Distribution Payment Date on which they first become payable.

Section 18.3                             Liquidation Proceeds.

(a)                                 Distributions.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, distributions on the Series E Preferred Units shall be made in accordance with Article XIII hereof.

(b)                                 Notice.  Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the Managing Member pursuant to Section 13.7 hereof.

(c)                                  No Further Rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the Managing Member, as holder of the Series E Preferred Units will have no right or claim to any of the remaining assets of the Company.

(d)                                 Consolidation, Merger or Certain Other Transactions.  The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

Section 18.4                             Redemption.

(a)                                 Redemption.  If the Managing Member elects to redeem any of the Series E Preferred Shares in accordance with the terms of the Series E Articles Supplementary, the Company shall, on the date set for redemption of such Series E Preferred Shares, redeem the number of Series E Preferred Units equal to the number of Series E Preferred Shares for which the Managing Member has given notice of redemption pursuant to Sections 5 and 6 of the Series E Articles Supplementary, at a redemption price, payable in cash, equal to the positive value of the Capital Accounts attributable to the Series E Preferred Shares of the Member being redeemed.

(b)                                 Procedures for Redemption.  The following provisions set forth the procedures for redemption:

(1)                                 Notice of redemption will be given by the Managing Member to the Company concurrently with the notice of the Managing Member sent to the holders of its Series E Preferred Shares in connection with such redemption.  Such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series E Preferred Units to be redeemed; (iv) the place or places where the Series E Preferred Units are to be surrendered for payment of the redemption price; and (v) that distributions on the Series E Preferred Units to be redeemed will cease to accumulate on such redemption date.  If less than all of the Series E Preferred Units are to be redeemed, the notice shall also specify the number of Series E Preferred Units to be redeemed.

(2)                                 On or after the redemption date, the Managing Member shall present and surrender the certificates, if any, representing the Series E Preferred Units to the Company at the place designated in the notice of redemption and thereupon the redemption price of such Units shall be paid to the Managing Member and each surrendered Unit certificate, if any, shall be canceled.  If fewer than all the Units represented by any such certificate representing Series E Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(3)                                 From and after the redemption date (unless the Company defaults in payment of the redemption price), all distributions on the Series E Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the Managing Member, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to, but not including, the redemption date), shall cease and terminate, and such Series E Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series E Preferred Units so called for redemption in trust for the Managing Member with a bank or trust company, in which case the redemption notice to Managing Member shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require the Managing Member to surrender the certificates, if any, representing such Series E Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions as the redemption date). Any monies so deposited which remain unclaimed by the Managing Member at the end of two years after the redemption date shall be returned by such bank or trust company to the Managing Member.

Section 18.5                             Conversion.  The Series E Preferred Units are not convertible into or exchangeable for any other property or securities of the Company, except as provided herein.

(a)                                 In the event of a conversion of any Series E Preferred Shares into Common Shares in accordance with the Series E Articles Supplementary, upon conversion of such Series E Preferred Shares, the Company shall convert an equal whole number of the Series E Preferred Units into Common Units as such Series E Preferred Shares are converted into Common Shares.  In the event of the conversion of any Series E Preferred Shares into Alternative Conversion Consideration (as defined in the Series E Articles Supplementary) in accordance with the Series E Articles Supplementary, the Company shall retire a number of Series E Preferred Units equal to the number of Series E Preferred Shares converted into such Alternative Conversion Consideration.  In the event of a conversion of the Series E Preferred Shares into Common Shares, to the extent the Managing Member is required to pay cash in lieu of fractional Common Shares pursuant to the Series E Articles Supplementary in connection with such conversion, the Company shall distribute an equal amount of cash to the Managing Member.

(b)                                 Following any such conversion retirement by the Company pursuant to this Section 18.5, the Managing Member shall make such revisions to the Fourth Amended and Restated Agreement as it determines are necessary to reflect such conversion.

Section 18.6                             Ranking.  The Series E Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company rank (i) senior to the Common Units and all other Membership Units the terms of which provide that such Membership Units shall rank junior to the Series E Preferred Units; (ii) on a parity with all Parity Preferred Units, which shall expressly include the Series D Preferred Units; and (iii) junior to all Membership Units which rank senior to the Series E Preferred Units.

Section 18.7                             Voting Rights.  The Managing Member shall not have any voting or consent rights in respect of its Membership Interest represented by the Series E Preferred Units.

Section 18.8                             Transfer Restriction.  The Series E Preferred Units shall not be transferable.

Section 18.9                             No Sinking Fund.  No sinking fund shall be established for the retirement or redemption of Series E Preferred Units.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Limited Liability Company Agreement of Sunstone Hotel Partnership, LLC as of the date first written above.

Managing Member:

Sunstone Hotel Investors, Inc.

By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia
Title: Executive Vice President—Chief Financial Officer, Treasurer and Secretary

Non-Managing Member:

Sun SHP II, LLC

By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia
Title: Chief Financial Officer

EXHIBIT A
MEMBERS, CONTRIBUTIONS AND
MEMBERSHIP INTERESTS

Name and Address of Member	Cash Contribution(1)		Agreed Value of Contributed Property	Membership Units(1)		Percentage Interest

Managing Member:

Sunstone Hotel Investors, Inc. 120 Vantis, Suite 350 Aliso Viejo, California 92656	$1,944,761,873	(2)	$494,759,294	213,003,211		98.90%

Non-Managing Members:

Sun SHP II, LLC 120 Vantis, Suite 350 Aliso Viejo, California 92656	17,688,713		N/A	2,366,700	(3)	1.10%

Total	$1,962,450,586		$494,759,294	215,369,911		100%

(1)                                 The Managing Member holds 4,600,000 Series D Preferred Units and has made a cash contribution of the net proceeds from the issue and sale of the corresponding Series D Preferred Shares. The net proceeds from the issuance and sale of the Series D Preferred Shares were approximately $110,947,737. The Managing Member also holds 4,600,000 Series E Preferred Units and has made a cash contribution of the net proceeds from the issue and sale of the corresponding Series E Preferred Shares. The net proceeds from the issuance and sale of the Series E Preferred Shares were approximately $111,127,500.

(2)                                 Reflects gross proceeds of Common Shares issued and sold by the Managing Member and is net of amounts used to redeem Membership Units from Non-Managing Members

(3)                                 Includes Membership Units of 51,570 issued for $1,204,160 and 515,704 Membership Units contributed by the Managing Member

EXHIBITS B AND C

Exhibits B and C have not been amended in connection with this Fourth Amended and
Restated Limited Liability Company Agreement and are hereby incorporated by reference from the Third Amended and Restated Agreement.